UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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ASHWORTH, INC.
(Name of Registrant as Specified in Its Charter)
N/A

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
BACKGROUND
PROPOSAL NO. 1
THE COMPANY’S NOMINEES
CONTINUING DIRECTORS
PROPOSAL NO. 2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INDEPENDENT AUDITOR
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
ANNUAL REPORT
INCORPORATION BY REFERENCE
OTHER MATTERS

ASHWORTH, INC.
2765 Loker Avenue West
Carlsbad, California 92010
(760) 438-6610
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MONDAY, JULY 17, 2006
     The Annual Meeting of Stockholders of Ashworth, Inc., a Delaware corporation (the “Company”), will be held at The Coeur d’Alene Resort, 115 S. 2nd St., Coeur d’Alene, Idaho, on July 17, 2006, at 8:00 A.M. local time, to:
1.	Elect three Class I directors of the Company to serve for the ensuing three years, and elect four directors (two in each of Class II and Class III) appointed by the Company’s Board of Directors since the last Annual Meeting to serve until their respective classes’ terms expire; and

2.	Vote to ratify the selection of Moss Adams LLP as our independent auditor for our fiscal year ending October 31, 2006.
     We will also transact such other business as may properly come before the meeting or any postponement or adjournment thereof. Stockholders of record at the close of business on June 9, 2006 will be entitled to vote at the meeting or any postponement or adjournment thereof. Please read the enclosed proxy statement carefully, as it contains important information.
     All stockholders, even those not planning to personally attend the meeting, are urged to sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope to ensure representation of your shares. Even if you submit a proxy card, you may still vote in person at the 2006 Annual Meeting of Stockholders.
     The Company’s Board of Directors recommends that you vote for the above proposals.
By the order of the Board of Directors
/s/ Halina Balys
Halina Balys
Secretary
June 26, 2006

ASHWORTH, INC.
2765 Loker Avenue West
Carlsbad, California 92010
(760) 438-6610
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MONDAY, JULY 17, 2006
     This proxy statement is furnished by the Board of Directors (the “Board”) of Ashworth, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment thereof. The Annual Meeting will be held at The Coeur d’Alene Resort, 115 S. 2nd Street, Coeur d’Alene, Idaho, on Monday, July 17, 2006, at 8:00 A.M. local time. All proxies will be voted in accordance with the stockholders’ instructions contained therein. Proxies returned without instructions will be voted for the Company’s nominees, as described in this proxy statement and on the enclosed proxy card, and for ratification of the Company’s appointment of Moss Adams LLP (“Moss Adams”) as the Company’s independent auditor. The Company anticipates that it will mail this proxy statement and the accompanying proxy on or about June 26, 2006 to all stockholders of the Company entitled to vote at the Annual Meeting.
     Any stockholder signing and returning the enclosed proxy may revoke it at any time before it is voted at the Annual Meeting by: (i) providing a timely, later-dated written revocation of proxy to the Secretary of the Company; (ii) providing a timely, later-dated amended proxy to the Secretary of the Company; or (iii) voting in person at the Annual Meeting.
Shares Outstanding and Voting Rights
     All voting rights are vested exclusively in the holders of the Company’s common stock, $.001 par value per share. Only stockholders of record at the close of business on June 9, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. On the Record Date, the Company had 14,498,243 shares of common stock outstanding, with each share entitled to one vote on all matters to be voted upon at the Annual Meeting, including the election of each director.
Votes Required
     The conduct of business at the Annual Meeting requires a quorum, meaning that stockholders representing a majority of the votes eligible to be cast must be present in person or represented by proxy. Under applicable law and the Company’s certificate of incorporation and bylaws, abstentions and broker non-votes—proxies submitted by brokers that do not indicate a vote on any of the items—count toward the quorum.
     If a quorum is present, directors will be elected by a plurality of the votes cast; the nominees receiving the highest total number of votes will be elected. Thus, abstentions and broker non-votes have no effect on the election of directors. Ratification of the Company’s appointment of Moss Adams as its independent auditor requires the affirmative vote of a majority of shares present and voting, in person or by proxy, at the Annual Meeting. Therefore, abstentions count as votes against ratification of the appointment of Moss Adams, while broker non-votes have no effect because they are not counted as present and voting.

Solicitation of Proxies
     The Company previously engaged MacKenzie Partners, Inc. to solicit proxies by phone, mail and electronic means at a cost of approximately $50,000. The Company’s directors, officers and employees may also solicit proxies personally or by telephone, without additional salary or compensation to them. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for the cost of forwarding proxy solicitation materials to the beneficial owners of the Company’s stock held of record by such persons.
     The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company.
BACKGROUND
     On December 22, 2005, Knightspoint Partners II, L.P. (“Knightspoint”) notified the Company that a group of the Company’s stockholders, led by Knightspoint, intended to nominate its own slate of directors and propose certain amendments to the Company’s bylaws.
     On May 5, 2006, the Company issued a joint press release with Knightspoint announcing that it had entered into an agreement (the “Agreement”) with Knightspoint, several of its affiliates, and other stockholders acting in concert with Knightspoint, under which, among other matters, the Company agreed to appoint Peter M. Weil and David M. Meyer of Knightspoint to the Board as Class II and Class III directors, respectively, effective May 8, 2006, and to include Messrs. Weil and Meyer in the Board’s slate of nominees for election as directors at the Annual Meeting. As part of the Agreement, Knightspoint withdrew its proposed amendments to the Company’s bylaws and its nomination of candidates for election to the Board and agreed to vote its shares in favor of all of the Board’s nominees at the Annual Meeting. Messrs. Weil and Meyer subsequently joined the Board on May 8, 2006.
     In addition, under the terms of the Agreement, Knightspoint and the Board (excluding Messrs. Weil and Meyer) have agreed to mutually select a third independent director to be appointed to Class II, whereupon the Board will take all appropriate action to move Mr. Weil to Class I, to the extent permitted by applicable state law.
     Also, pursuant to the Agreement, the Board appointed Mr. Meyer to the Compensation and Human Resources Committee of the Board and a Special Committee of the Board was established for the purpose of overseeing the Company’s ongoing exploration of strategic alternatives.
     The Agreement also contained standard and customary terms such as the reimbursement of expenses, under which Knightspoint will be reimbursed approximately $180,000, and a standstill provision, which will be effective until the earlier of (i) one hundred and thirty (130) days prior to the Company’s 2007 Annual Meeting of Stockholders or (ii) ten (10) days before the date by which stockholder notices must be delivered to the Company for the 2007 Annual Meeting pursuant to the applicable provisions of the Company’s bylaws. A copy of the Agreement was filed with the Securities and Exchange Commission under the cover of Form 8-K on May 9, 2006.
PROPOSAL NO. 1.
ELECTION OF DIRECTORS
     The Company’s Board is divided into three classes with staggered three-year terms. Article 10 of the Company’s certificate of incorporation provides for three classes of directors, each consisting of one-third of the total number of directors. At each Annual Meeting of Stockholders, the directors of the class up for election are elected for a term of three years.
     The Company currently has three Class I directors, three Class II directors and three Class III directors, whose current terms expire, respectively, at the 2006, 2007 and 2008 Annual Meetings of Stockholders (in all cases subject to the election and qualification of their successors or their earlier death, resignation or removal). Pursuant to Article III, Section 2 of the Company’s bylaws, however, two directors in each of Class II and Class III who were appointed by the Board since the last Annual Meeting of Stockholders are standing for election at the 2006 Annual Meeting of Stockholders.
     The Class I directors elected at the 2006 Annual Meeting of Stockholders will serve until the 2009 Annual Meeting of Stockholders (subject to the election and qualification of their successors or their earlier death, resignation or removal). The Class II and Class III directors elected at the 2006 Annual Meeting will serve the remainder of the terms for which they were appointed, except to the extent Mr. Weil is moved from Class II to Class I upon the appointment of the third new director, as discussed above. After his or her appointment, the third new director will serve until the 2007 Annual Meeting of Stockholders.
     The Board recommends that you grant authority to Winston E. Hickman and Gary I. “Sims” Schneiderman to vote your shares FOR the election of: John M. Hanson, Jr., James B. Hayes, and Randall L. Herrel, Sr., as Class I directors; Detlef H. Adler and Peter M. Weil, as Class II directors; and David M. Meyer and John W. Richardson, as Class III directors.
     Each of Messrs. Adler, Meyer, Richardson and Weil were appointed to the Board since the 2005 Annual Meeting of Stockholders. Therefore, pursuant to Article III, Section 2 of the Company’s bylaws, such directors are standing for election to the Board at the 2006 Annual Meeting. All directors have confirmed to the Company that they are willing to serve for the terms indicated.

THE COMPANY’S NOMINEES

				Present	New
			Director	Term	Term
	Age	Title	Since	Expires	Expires
Class I

John M. Hanson, Jr. (1) (3)	66	Director, Audit Committee Chairman	1994	2006	2009

James B. Hayes (2) (3) (4)	68	Lead Independent Director	2004	2006	2009

Randall L. Herrel, Sr. (4)	56	President and Chief Executive Officer, Chairman of the Board, Special Committee Chairman	1996	2006	2009

Class II

Detlef H. Adler (2) (3)	48	Director	2006	2007	*

Peter M. Weil** (4)	54	Director	2006	2007	*

Class III

David M. Meyer (2) (4)	37	Director	2006	2008	*

John W. Richardson (1) (2)	61	Director	2005	2008	*
CONTINUING DIRECTORS

				Present
			Director	Term
	Age	Title	Since	Expires
Class II

Stephen G. Carpenter (1) (3) (4)	66	Director, Corporate Governance and Nominating Committee Chairman	1997	2007

Class III

James G. O’Connor (1) (2)	63	Director, Compensation and Human Resources Committee Chairman	2005	2008

(1)	Member of the Audit Committee.

(2)	Member of the Compensation and Human Resources Committee.

(3)	Member of the Corporate Governance and Nominating Committee.

(4)	Member of the Special Committee.

*	These directors are being nominated for election as required by Article III, Section 2 of the Company’s bylaws and, if elected, shall serve the remainder of the terms of their respective classes.

**	Mr. Weil is being nominated to serve as a Class II director until the appointment of a third new director, at which time, subject to applicable state law, he will be moved to Class I.

     There are no family relationships among the directors and executive officers of the Company. The principal occupation of each director for the last five years, as well as other information, is set forth below.
Detlef H. Adler. Mr. Adler is the Chief Executive Officer of the Seidensticker Group, which is both a supplier of woven shirts to the Company and a significant shareholder of the Company (owning approximately 5% of the outstanding shares). Mr. Adler has been with Seidensticker since 1994 and served as the Chief Financial Officer from 1994 to 1996, when he was named its Chief Executive Officer. From 1989 to 1994, he served as the Director of Finance for Goldwell AG, then a subsidiary of Kao Corp. Japan, where he oversaw the finance-related functions of all international subsidiaries.
Stephen G. Carpenter. Mr. Carpenter was a commercial banker for 36 years and has been retired since 1998. From 1994 to 1998, he served as Chairman and Chief Executive Officer of California United Bank, where he also served as President and Chief Executive Officer from 1992 to 1994. Before 1992, Mr. Carpenter served as Vice Chairman of Security Pacific Bank for three years. He also served as a director of the Los Angeles Board of the Federal Reserve Bank of San Francisco. He currently serves on the board of California United Bank.
John M. Hanson, Jr. Mr. Hanson is a certified public accountant. He was a stockholder and officer of the accounting firm John M. Hanson & Co. from 1968 until his retirement in 1998. He now practices as a tax specialist for a limited number of clients.
James B. Hayes. In July 2001, Mr. Hayes retired as President and Chief Executive Officer of Junior Achievement, Inc., a not-for-profit organization providing economic education for young people in the U.S. and throughout the world. Mr. Hayes served as Chairman of Junior Achievement’s national board of directors from 1991 to 1993 and as a board member from 1987 to 1995. Before 1995, Mr. Hayes had a 35-year career in magazine publishing. He was Publisher of FORTUNE Magazine from 1986 to 1994. Mr. Hayes also served as Publisher of DISCOVER Magazine from 1984 to 1986, and Advertising Sales Director of MONEY Magazine from 1982 to 1984. He held a number of executive positions with SPORTS ILLUSTRATED from 1959 to 1982.
Randall L. Herrel, Sr. Mr. Herrel has served as the Company’s Chairman since April 2001 and has been a Director, President and the Chief Executive Officer of the Company since December 1996. From 1994 to 1996, Mr. Herrel served as President and Chief Operating Officer of Quiksilver, Inc., a young men’s and women’s apparel company. Mr. Herrel joined Quiksilver in 1989 and also served at various times as Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary.
David M. Meyer. Mr. Meyer is a Managing Member of Knightspoint Partners LLC, an investment firm he co-founded in 2003. Since 2004, Mr. Meyer has served as Chairman of the Board of Directors of CPI Corp., a consumer services company that operates the Sears Portrait Studios, and served, from 2004 to 2005, as a member of the interim Office of the Chief Executive. From 1995 to 2002, Mr. Meyer served in various capacities at Credit Suisse First Boston, including as a director in the Mergers and Acquisitions and Global Industrial and Services Groups in the firm’s London office. Mr. Meyer received a B.S. in Engineering/Operations Research from Princeton University in 1990 and an M.B.A. from Stanford University in 1995.

James G. O’Connor. In January 2005, Mr. O’Connor retired from his position as Ford Motor Company Group Vice President for North America Marketing, Sales and Service. Mr. O’Connor was responsible for overseeing Ford, Lincoln-Mercury and Ford Customer Service divisions, Dealer Development, Ford Performance Group, Global Marketing and export markets around the world. From 1998 to 2002, he was Ford Motor Company Vice President and President of Ford Division responsible for the marketing, sales and distribution of all Ford brand cars and trucks in the U.S.
John W. Richardson. Mr. Richardson is the Senior Vice President, Controller and Chief Accounting Officer of Qwest Communications International (“Qwest”), a global provider of a variety of telecommunications services. Mr. Richardson joined Qwest in April 2003. From October 2002 to April 2003, Mr. Richardson was an independent consultant. In October 2002, Mr. Richardson retired from Goodyear Tire & Rubber Company (“Goodyear”), a worldwide manufacturer of tires, engineered products and chemicals, where he served as the Vice President of Finance of the North American Tire unit from 1999 to 2002. Mr. Richardson held general management and financial positions in Goodyear operations in Great Britain and Ohio from 1967 to 1999. He holds a Certified Public Accountant license from the state of Ohio (inactive) and received a B.B.A. degree from Ohio University in 1967.
Peter M. Weil. Mr. Weil is a Partner of Lighthouse Retail Group LLC, a consulting firm specializing in improving operating and positioning strategies for retailers. From 1996 to 2004, Mr. Weil served as Senior Vice President/Director of Retail Forward (formerly, Price Waterhouse Coopers – retail consulting group). His consulting clients have included Hewlett Packard, Disney, Brooks Brothers, Nordstroms, Family Dollar and Loblaws. Mr. Weil previously held Senior Vice President positions with Macy’s, Marshalls and J Baker/Morse Shoe in merchandising and supply chain management.
PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
     The Audit Committee of the Board (the “Audit Committee”) has selected Moss Adams to serve as our independent auditor for the fiscal year ending October 31, 2006. Representatives of Moss Adams are expected to be at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Reasons for the Proposal
     Selection of our independent auditor is not required to be submitted for stockholder approval, but the Audit Committee is seeking ratification of its selection of Moss Adams from our stockholders as a matter of good corporate practice. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of Moss Adams and will either continue to retain this firm or appoint a new independent auditor. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent auditor at any time during the year if it determines that such a change would be in the Company’s best interests and those of our stockholders.
The Board recommends that you vote in favor of ratifying the selection of Moss Adams as the
Company’s independent auditor.

Communicating with the Directors
     Stockholders may communicate with the Board, its Committees, Mr. James B. Hayes, who is the Company’s Lead Independent Director, or any other member of the Board by sending a letter, care of our Corporate Secretary, to 2765 Loker Avenue West, Carlsbad, CA 92010. The Board’s policy is to have all stockholder communications compiled by the Corporate Secretary and forwarded directly to the Board, the Committee or the director, as indicated in the letter. All letters will be forwarded to the appropriate party. The Board reserves the right to revise this policy in the event that this process is abused, becomes unworkable, or otherwise does not efficiently serve the purpose of the policy.
Director Independence
     The Board has determined that none of the Company’s directors, with the exception of Mr. Randall L. Herrel, Sr., the Chairman of the Board, President and Chief Executive Officer of the Company, has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) unrelated to his service as a director and that all of the Company’s directors, with the exception of Mr. Herrel, are independent under National Association of Securities Dealers (“NASD”) listing standards.
Meetings and Committees of the Board
     The Company has standing Audit, Compensation and Human Resources, and Corporate Governance and Nominating Committees. The Company had an Executive Committee; however, the Executive Committee was indefinitely suspended in June 2005. The Company also formed a Special Committee on May 8, 2006 as part of the Agreement with Knightspoint.
     The Audit Committee
     The Audit Committee represents the Board in assessing the independence and objectivity of the Company’s independent public accountants, the integrity of management, the appropriateness of accounting policies, and procedures and the adequacy of disclosures to stockholders. In this regard, the Audit Committee assists the Board by reviewing the financial information disclosure, the internal controls established by management and the internal and external audit process. The Audit Committee is also responsible for the selection and retention of independent auditors to audit the Company’s financial statements of the Company and its subsidiaries.
     The Audit Committee currently consists of Messrs. Hanson (Chairman), Carpenter, O’Connor and Richardson, all of whom are independent under NASD listing standards. The Audit Committee and the Board have determined that Mr. John M. Hanson, Jr., the Audit Committee Chairman, and Mr. John W. Richardson both qualify as “audit committee financial experts” under SEC rules and regulations. The Audit Committee has the authority to retain legal and other advisors of its choice at the Company’s expense, and such advisors report directly to the Committee. The Audit Committee Charter is accessible on the Company’s website at www.ashworthinc.com under the heading “Investor Info.”
     The Compensation and Human Resources Committee
     The Compensation and Human Resources Committee advises the Board on policies and procedures for compensation of executive officers and outside directors and administers the

Company’s equity incentive plans. This Committee currently consists of Messrs. O’Connor (Chairman), Adler, Hayes, Meyer and Richardson, all of whom are independent under NASD listing standards. The Compensation and Human Resources Committee has the authority to retain legal and other advisors of its choice at the Company’s expense, and such advisors report directly to the Committee. The Compensation and Human Resources Committee Charter is accessible via the Company’s website at www.ashworthinc.com under the heading “Investor Info.”
     The Corporate Governance and Nominating Committee
     The Committee identifies individuals qualified to become directors of the Company, recommends nominees for approval by the Board, recommends to the Board candidates for committees and the chairpersons thereof, monitors and assesses the effectiveness of the Board and its committees, and guides the establishment and implementation of corporate governance policies.
     The Corporate Governance and Nominating Committee currently consists of Messrs. Carpenter (Chairman), Adler, Hanson and Hayes, all of whom are independent directors under NASD listing standards. The Corporate Governance and Nominating Committee has the authority to retain legal and other advisors of its choice at the Company’s expense, and such advisors report directly to the Committee. The Corporate Governance and Nominating Committee Charter is accessible via the Company’s website at www.ashworthinc.com under the heading “Investor Info.”
     The Corporate Governance and Nominating Committee considers stockholder recommendations for candidates for membership on the Board in the same manner as it evaluates all other candidates.
     The Company’s bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to the Company’s Secretary in accordance with the Company’s bylaws. Each notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of the Company’s stock that are beneficially owned by the stockholder and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected.
     The Corporate Governance and Nominating Committee may identify potential nominees for directors in a number of ways. It considers potential candidates who come to its members’ attention through current officers, directors, stockholders, professional search firms or other persons. Once a potential nominee has been identified, the Corporate Governance and Nominating Committee evaluates the nominee’s skills and characteristics to determine if he or she is qualified to become a director. This evaluation includes an assessment of the nominee’s judgment, experience in formulating business strategy and policy, financial sophistication, leadership and objectivity, all in the context of the needs of the Board. The Board believes that all members of the Board should have the highest professional and personal ethics and values. Each director must also be committed to increasing stockholder value. He or she must, therefore, have sufficient time to devote significant energy and attention to the Company’s strategic plans and operational execution.
     Since the last Annual Meeting of Stockholders, Messrs. Adler, Meyer, Richardson and Weil were appointed as directors to fill vacancies on the Board. Mr. Herrel initially recommended Mr. Adler as a potential nominee, while Mr. Hanson initially recommended Mr. Richardson. Prior to their appointment to the Board, Messrs. Adler and Richardson were interviewed by several directors on the Corporate Governance and Nominating Committee to determine their qualifications based on the criteria described above. Messrs. Meyer and Weil were appointed by the Board pursuant to the Agreement, following extensive meetings and deliberations by the full Board regarding the terms of the Agreement and the qualifications of Messrs. Meyer and Weil to serve on the Board.
     The Executive Committee
     The purpose of the Executive Committee was to act on behalf of the Board between Board meetings, to provide additional support and resources to management of the Company in the nature of that provided by the Board, and to provide for closer, more regular communication between the Board and management of the Company between regular meetings of the Board. In June 2005, the Board suspended the Executive Committee.
     The Special Committee
     The Special Committee was formed by the Board on May 8, 2006 pursuant to the Agreement. The Special Committee consists of Messrs. Herrel, Carpenter, Hayes, Meyer and Weil; Mr. Herrel serves as the Special Committee’s chairman. The Special Committee oversees the Company’s strategic alternatives process and reports all deliberations and non-binding recommendations to the Company’s full Board for the Board’s information and consideration of binding action. The Special Committee Charter is accessible on the Company’s website at www.ashworthinc.com under the heading “Investor Info.”
Meetings of the Board and Committees Thereof
     During fiscal year 2005, the Board met in person six times, met telephonically three times and took action twice by written consent in lieu of a meeting. During fiscal year 2005: the Audit Committee met in person seven times and met telephonically 12 times; the Compensation and Human Resources Committee met in person three times, met telephonically twice and took action once by written consent in lieu of a meeting; the Corporate Governance and Nominating Committee met in person seven times and met telephonically four times; and the Executive Committee met twice in person. During fiscal year 2005, each of the directors attended at least 75% of the aggregate number of the Board’s meetings and meetings of the Committees on which he served.
Policy Regarding Director Attendance at Annual Meetings
     The Company encourages director attendance at its Annual Meetings of Stockholders and requests that directors make reasonable efforts to attend such meetings. The Company’s 2005 Annual Meeting of Stockholders was attended by all directors then in office.

Report of the Audit Committee
     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the principal responsibility for the financial statements and the reporting process. The Company’s independent auditor opines on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.
     In its oversight of the financial reporting process, the Audit Committee has reviewed and discussed with management and the independent auditor the Company’s audited financial statements. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received from the independent auditor the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them its independence from the Company and its management. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2005, for filing with the Securities and Exchange Commission.

This report was submitted by the Audit Committee:
John M. Hanson, Jr., Chairman
Stephen G. Carpenter
James G. O’Connor
John W. Richardson
Compensation and Human Resources Committee Interlocks and Insider Participation
     The members of the Compensation and Human Resources Committee, Messrs. O’Connor, Adler, Hayes, Meyer and Richardson, are not current or former officers or employees of the Company. There are no Compensation and Human Resources Committee interlocks between the Company and other entities involving the Company’s executive officers and directors.
Report of the Compensation and Human Resources Committee
     The Compensation and Human Resources Committee establishes and supervises the administration of compensation strategy and policy. The Company’s executive compensation program is designed to: provide competitive levels of compensation in order to attract, retain and motivate skilled employees; tie individual total compensation to individual performance and the Company’s success; and align the interests of the Company’s executive officers with those of its stockholders. The Compensation and Human Resources Committee periodically reviews the Company’s compensation strategy to evaluate its effectiveness in attaining the above goals.

Overview of Executive Compensation Program
     The Company’s executive compensation program is designed to align the interests of the Company’s executives with those of the Company’s stockholders. Executive compensation currently consists of three components: Base Salary; Annual Bonus; and Stock Option Grants. Each component of the compensation package and its rationale is outlined below. The Company’s standard for appropriate cash compensation is that equivalent to the 75th percentile of the apparel industry peer group.
     The base salary for each position is reviewed annually and adjusted based upon each individual executive’s performance and potential. The Compensation and Human Resources Committee believes that keeping base salaries competitive with industry peers helps to retain executives.
     The Company’s bonus program rewards executives for their individual performance, as measured against standards established in consultation with each executive, their contributions to the development and retention of employees, their division’s performance, and, for senior executives, the Company’s overall performance.
     Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional grants. The Board believes that stock option grants align the interests of each executive officer with the interests of stockholders since the executive can realize a gain only when the Company’s stock appreciates in value.
     In determining the amount of stock option grants, the Compensation and Human Resources Committee considers the contributions of each executive to his or her division, the overall success of the Company in the past fiscal year, each executive’s potential, his or her contribution to the development of his or her peers and subordinates, the responsibilities to be assumed by each executive in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company and grants made to other executives holding comparable positions in the apparel industry peer group. The Company fixes the exercise price of the options at the common stock’s fair market value on the date of the grant or higher.
Stock Ownership Guidelines
     The Company has adopted Stock Ownership Guidelines (“Guidelines”) for the Company’s non-employee directors, the Chief Executive Officer and President (“CEO”), the Chief Financial Officer (“CFO”), the Executive Vice President (“EVP”) and the Senior Vice President (“SVP”) levels of executive management.
     The Guidelines are as follows:
1.	each non-employee director – three (3) times the annual retainer;

2.	the CEO – two (2) times the annual base salary;

3.	each EVP and the CFO – one and a half (1.5) times the annual base salary; and

4.	each SVP – one (1) times the annual base salary.

     The persons in positions covered by the Guidelines must retain stock acquired on option exercises equaling a value of at least 50% of their net after-tax profits on each exercise of options granted on or after March 24, 2004 until the individual ownership goal is achieved.
Chief Executive Officer Compensation
     Mr. Herrel’s employment contract provides for a base salary of no less than $325,000 and permits increases in salary, the grant of stock options and the award of a cash bonus at the discretion of the Compensation and Human Resources Committee. In determining Mr. Herrel’s total compensation for fiscal year 2005, the Compensation and Human Resources Committee considered the Company’s overall performance, as measured by sales revenue, profitability, earnings per share and share valuation. After considering such indicia of performance in fiscal year 2004, the Committee voted to increase Mr. Herrel’s salary for fiscal year 2005 to $425,000, but his salary was later reduced by 10% to $382,500 with Mr. Herrel’s consent, effective December 19, 2005. On June 1, 2006, the Committee approved the reinstatement of the full salary effective July 1, 2006. For achieving certain objectives as set forth in the fiscal 2004 bonus plan, Mr. Herrel was awarded bonuses totaling $150,000 as well as options to purchase 45,000 shares.

This report was submitted by the
Compensation and Human Resources Committee:
James G. O’Connor, Chairman
Detlef H. Adler
James B. Hayes
David M. Meyer
John W. Richardson
Compensation of Non-Employee Directors
     During fiscal 2005, non-employee directors of the Company each received annual cash compensation of $15,000, plus $1,000 for in-person attendance and $500 for telephonic attendance at each Board meeting or Committee meeting that is not held in conjunction with a Board meeting. In December 2004, non-employee directors also received a grant of options to purchase 20,000 shares of the Company’s common stock, vesting quarterly over a 12-month period, at 5,000 shares per quarter of service as directors, with the exception of options granted to Andre P. Gambucci, who retired from the Board at the end of his last term as a director in March 2005 and whose options vested immediately. In addition, each director who served as the Audit Committee chairman or the Compensation and Human Resources Committee chairman received additional annual cash compensation of $6,000 and $3,000, respectively. In February 2005, each director who served as the Audit or Compensation and Human Resources Committee chairman also received an additional annual grant of an option to purchase 10,000 shares of the Company’s common stock with 2,500 vesting immediately and 2,500 vesting on each of May 1, 2005, August 1, 2005 and November 1, 2005, at 2,500 shares per quarter of service as a committee chairman. All options have an exercise price equal to the common stock’s fair market value on the date of grant. All directors receive reimbursement of expenses for attendance at each Board or Committee meeting and an annual $1,000 allowance for Ashworth® apparel. No other arrangement exists pursuant to which any director of the Company was compensated during the Company’s last fiscal year for any service provided as a director.

     Effective November 1, 2005, the Compensation and Human Resources Committee modified the non-employee director compensation to the following: 1) each non-employee director receives $30,000 in annual cash compensation plus $1,000 for in-person attendance and $500 for telephonic attendance at each Board meeting or Committee meeting that is not held in conjunction with a Board meeting; 2) an option to purchase 10,000 shares of the Company’s common stock, vesting quarterly over a 12-month period, at 2,500 shares for each quarter of service as a director; and 3) each non-employee director who serves as the Audit Committee chairman, the Compensation and Human Resources Committee chairman, the Corporate Governance and Nominating Committee chairman or the Lead Independent Director receives additional annual cash compensation of $10,000, $7,500, $5,000 and $5,000, respectively, plus an option to purchase 5,000 shares of the Company’s common stock, vesting quarterly, over a 12-month period, at 1,250 shares for each quarter of service as a Committee chairman or Lead Independent Director.

Executive Officers of the Company
     Below are the names and business backgrounds of the executive officers of the Company, other than Randall L. Herrel, Sr. whose position and business background are described above.
Peter E. Holmberg
Executive Vice President – Merchandising, Design and Production
Mr. Holmberg, 54, joined the Company in July 1998 and served as the Director of Corporate Sales until December 1999. He served as Vice President of Corporate Sales from December 1999 to August 2001, when he was promoted to Senior Vice President of Sales and became responsible for Ashworth Green Grass Sales. Mr. Holmberg then served as the Senior Vice President of Merchandising and Design from May 2005 until his promotion to Executive Vice President of Merchandising, Design and Production in September 2005. Before joining the Company, Mr. Holmberg served as National Corporate Sales Manager for Cutter & Buck, Inc., from 1995 to 1998, and as Regional Manager and Buyer for Patrick James, Inc. from 1992 to 1995. Mr. Holmberg was the proprietor of The Country Gentleman, an upscale retail store in Bellevue, Washington, from 1975 to 1992.
Winston E. Hickman
Executive Vice President, Chief Financial Officer and Treasurer
Mr. Hickman, 63, joined the Company on February 23, 2006. Mr. Hickman most recently served as Executive Vice President and Chief Financial Officer of REMEC, Inc., a NASDAQ-listed designer and manufacturer of advanced wireless subsystems used in commercial and defense communications applications. Mr. Hickman joined REMEC in 2003 from privately held Paradigm Wireless System, Inc. where, beginning in 2000, he was an investor, Chief Financial Officer and a member of the board of directors. Mr. Hickman has also served as board member, Chief Financial Officer and financial advisor to a number of public and private companies. Mr. Hickman served as Chief Financial Officer of Pacific Scientific Company, a NYSE-listed company with sales in excess of $300 million. Prior to Pacific Scientific, he held senior financial positions at Rockwell International, Allied-Signal and Vans, Inc. He currently serves as a member of the board of directors of SRS Labs, Inc., a NASDAQ-listed company, where he is Chairman of the Audit Committee. Mr. Hickman holds an M.B.A. from the University of Southern California and a B.A. from California State University, Long Beach.
Gary I. (“Sims”) Schneiderman
Executive Vice President – Sales, Marketing and Customer Service
Mr. Schneiderman, 45, joined the Company in September 2001 and served as Vice President of Sales for Ashworth and Callaway Golf apparel Retail Sales until January 2004, when he was promoted to Senior Vice President of Sales and became responsible for Callaway Golf apparel Green Grass Sales. In September 2005, Mr. Schneiderman was promoted to Executive Vice President of Sales, Marketing and Customer Service. Before joining the Company, Mr. Schneiderman served in a number of capacities at Tommy Hilfiger USA, including National Sales Manager for men’s sportswear. He served as a Regional Sales Manager for Pincus Brothers Maxwell Tailored Clothing from 1985 to 1990.

Executive Compensation
Summary Compensation Table
     The following information sets forth the total compensation for the Company’s named executive officers for fiscal year 2005, as well as the total compensation paid to each such individual for the two previous fiscal years.
Summary Compensation Table

	Annual Compensation					Long-term Compensation
								Long-Term
						Securities		Incentive
	Fiscal				Other Annual	Underlying		Plan	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation	Options		Payouts	Compensation
		($)	($)		($)	(#)		($)	($)
Randall L. Herrel, Sr.	2005	422,074	0			45,000	(1)	0	4,209	(2)
President and Chief Executive Officer	2004	387,231	150,000			17,713	(3)	0	4,209	(2)
	2003	376,443	75,000			0		0	4,209	(2)

Gary I. Schneiderman	2005	216,701	85,000	(4)	80,891 (5)	38,000	(6)	0	0
Executive Vice President –	2004	187,338	123,769	(7)		4,015	(3)	0	0
Sales, Marketing and Customer Service	2003	166,308	78,769			0		0	0

Peter E. Holmberg	2005	197,716	0			35,000	(8)	0	0
Executive Vice President –	2004	191,812	20,000			6,755	(3)	0	0
Merchandising, Design and Production	2003	190,731	15,000			0		0	0

Peter S. Case(9)	2005	188,558	0			25,000	(10)	0	0
Former Executive	2004	156,365	30,000			3,543	(3)	0	0
Vice President, Chief Financial Officer and Treasurer	2003	150,481	20,000			0		0	0

Per B. Gasseholm(11)	2005	229,661	15,000			30,000	(12)	0	5,993	(13)
Former Executive Vice	2004	0	0			0		0	0
President and Chief Operating Officer	2003	0	0			0		0	0

Terence W. Tsang (14)	2005	189,322	0			30,000	(1)	0	4,440	(15)
Former Executive	2004	259,189	85,000			11,951	(3)	0	4,340	(16)
Vice President, Chief Financial and Accounting Officer and Treasurer	2003	253,973	35,000			0		0	4,248	(17)

(1)	Option grant made on December 21, 2004 based on performance for fiscal year 2004.

(2)	Includes $1,138 premium payment made for life insurance and $3,071 premium payment made for disability insurance.

(3)	Option grant made in fiscal year 2004 based on performance for fiscal year 2003.

(4)	Mr. Schneiderman was paid a retention bonus in September 2005 pursuant to an employment agreement.

(5)	Includes a payment of $45,000 for the purchase of a golf club membership plus $25,039 for the gross-up of applicable income taxes. Upon termination of his employment, Mr. Scheiderman is required to reimburse the golf club membership cost (current market value at the time of sale minus the club fee) to the Company.

(6)	Includes 20,000 options granted pursuant an employment agreement entered into upon Mr. Schneiderman’s promotion his current position and 18,000 options granted on December 21, 2004 based on performance for fiscal year 2004.

(7)	Mr. Schneiderman’s bonus in fiscal 2004 consisted of $78,769 earned for calendar year 2003 and $45,000 earned for fiscal year 2004.

(8)	Includes 20,000 options granted pursuant to an employment agreement entered into upon Mr. Holmberg’s promotion to his current position and 15,000 options granted on December 21, 2004 based on performance for fiscal year 2004.

(9)	Mr. Case joined the Company in June 2000 and was promoted to Executive Vice President, Chief Financial Officer and Treasurer in September 2005. Mr. Case resigned effective February 1, 2006.

(10)	Includes 20,000 options granted pursuant to an employment agreement entered into upon Mr. Case’s promotion in September 2005 and 5,000 options granted on December 21, 2004 based on performance for fiscal year 2004.

(11)	Mr. Gasseholm joined the Company on November 1, 2004 and served as Executive Vice President and Chief Operations Officer until his resignation effective September 16, 2005.

(12)	These options were granted pursuant to an employment agreement.

(13)	Premium payment made for life insurance.

(14)	Mr. Tsang resigned effective July 29, 2005.

(15)	Includes $2,188 premium payment made for life insurance and $2,250 premium payment made for disability insurance.

(16)	Includes $2,188 premium payment made for life insurance and $2,152 premium payment made for disability insurance.

(17)	Includes $2,188 premium payment made for life insurance and $2,060 premium payment made for disability insurance.
Fiscal Year 2005 Stock Option Grants
     The following table provides information regarding stock options granted under the Company’s equity incentive plans during fiscal year 2005 to the named executive officers.

						Potential Realizable
						Value at Assumed
						Annual Rate of Stock
						Price Appreciation
Individual Grants						for Option Term
	Number of
	Securities		% of Total
	Underlying		Options Granted
	Options		to Employees in	Exercise or	Expiration
	Granted		Fiscal Year	Base Price	Date	5%	10%
	(#)		(%)	($/sh)		($)	($)
Randall L. Herrel, Sr.	45,000	(1)	15.0	10.75	12/21/14	304,228	770,973

Peter E. Holmberg	15,000	(1)	5.0	10.75	12/21/14	101,409	256,991
Peter E. Holmberg	20,000	(2)	6.7	6.87	10/18/15	86,410	218,980

Gary I. Schneiderman	18,000	(1)	6.0	10.75	12/21/14	121,691	308,389
Gary I. Schneiderman	20,000	(2)	6.7	7.03	09/12/15	88,423	224,080

Peter S. Case	5,000	(1)	1.7	10.75	12/21/14	33,801	85,658
Peter S. Case	20,000	(2)	6.7	6.87	10/18/15	86,410	218,980

Terence W. Tsang	30,000	(1)	10.0	10.75	12/21/14	202,819	513,982

Per B. Gasseholm	30,000	(2)	10.0	8.44	11/01/14	159,236	403,536

(1)	These options were granted on December 21, 2004 based on performance for fiscal year 2004.

(2)	These options were granted on an offer of employment or promotion.

Aggregated Option Exercises and Fiscal Year-End Option Values
     The following table provides information on the number of options exercised and the value realized from such exercises in fiscal year 2005, as well as the number and value of the options remaining to each executive after such exercises.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The-Money Options
	Shares Acquired		Options at Fiscal Year-End	at Fiscal Year-End
	on Exercise	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
	(#)	($)	(#)	($)
Randall L. Herrel, Sr.(1)	1,000	900	246,213/0	1,174,938/0
Peter E. Holmberg	34,000	252,538	35,755/20,000	91,110/137,400
Gary I. Schneiderman	15,000	65,250	47,015/0	30,250/0
Peter S. Case	17,181	98,672	7,362/20,000	0/137,400
Terence W. Tsang (2)	83,697	238,592	53,010/0	697,701/115,315
Per B. Gasseholm	0	0	0/0	0/0

(1)	On December 28, 2005, after the Company’s fiscal year-end, Mr. Herrel exercised options for 99,000 shares and held 70,000 of those shares. The value realized on exercise of the options was $225,910.

(2)	On November 23, 2005, after the Company’s fiscal year-end, Mr. Tsang exercised options for 53,010 shares. The value realized on exercise of the options was $89,568.
Executive Employment Agreements, Termination of Employment and Change in Control Arrangements
     The Company previously entered into executive employment agreements with: Randall L. Herrel, Sr., the Chief Executive Officer and President; Winston E. Hickman, the Executive Vice President, Chief Financial Officer and Treasurer; Peter S. Case, former Executive Vice President, Chief Financial Officer and Treasurer; Peter E. Holmberg, the Executive Vice President of Merchandising, Design and Production; Gary I. “Sims” Schneiderman, the Executive Vice President of Sales, Marketing and Customer Service; and Terence W. Tsang, former Executive Vice President, Chief Financial and Accounting Officer and Treasurer. Messrs. Case and Tsang resigned from the Company effective February 1, 2006 and July 29, 2005, respectively.
     Agreements With Current Executive Officers
     The employment agreement with Mr. Herrel provides for a base salary of not less than $325,000 and bonuses to be determined by the Board on the basis of merit and the Company’s financial success and progress. No bonus or stock options were awarded to Mr. Herrel under the fiscal 2005 bonus plan. For achieving certain objectives as set forth in the fiscal 2004 bonus plan, Mr. Herrel was awarded bonuses totaling $150,000 as well as options to purchase 45,000 shares. A $75,000 bonus, as well as an option to purchase 17,713 shares, was awarded to Mr. Herrel in December 2003 because the Company achieved the goals set forth in the fiscal 2003 bonus plan. The agreement with Mr. Herrel also provides, among other benefits, for a monthly automobile allowance and for the Company to maintain a life insurance policy for $1,000,000, the beneficiary of which may be named by Mr. Herrel. The agreement with Mr. Herrel includes severance payments, ranging from one to two times his then annual base salary, upon termination of employment under specific circumstances, including death, termination without cause, or change of control. In addition, if Mr. Herrel dies or is terminated without cause or in connection with a change of control, all of his unvested stock options will immediately vest.
     On February 23, 2006, the Company entered into an employment agreement with Winston E. Hickman. The agreement with Mr. Hickman provides for: a base salary of $300,000; a target bonus of 50% of base salary, with the actual payment subject to the Board’s discretion; the grant of options to purchase 50,000 shares of the Company’s common stock, with half of the options vesting on each of the first two anniversaries of Mr. Hickman’s employment with the Company; and coverage under the Company’s benefits programs. If Mr. Hickman is terminated without cause or resigns under certain specified circumstances, the severance provisions of his employment agreement grant him: a lump sum payment of either one-half or all of his then current annual salary, depending on the timing and circumstances of his termination or resignation; a pro rata bonus; and immediate vesting of a pro rata number of stock options.
     On September 16, 2005, the Company entered into an employment agreement with Peter E. Holmberg. The agreement provides for a base salary of $225,000 and bonuses to be determined periodically at the discretion of the Board on the basis of merit and the Company’s financial success and progress up to a maximum of 50% of the base salary, and a monthly automobile allowance. Mr. Holmberg was also awarded options to purchase 20,000 shares of the Company’s stock with vesting on the first anniversary of the date of grant. No bonus was awarded to Mr. Holmberg under the fiscal 2005 bonus plan. The agreement also provides that if a Qualifying Termination (as defined in the agreement) occurs within two years of the effective date of the agreement, Mr. Holmberg will be entitled to severance payments equal to his then annual base salary, immediate vesting of the options awarded under the agreement, and continued insurance benefits for up to one year.
     On September 7, 2005, the Company entered into an employment agreement with Gary I. “Sims” Schneiderman. The agreement with Mr. Schneiderman provides for: a minimum base salary of $300,000; bonuses to be determined by the Board on the basis of merit and the Company’s financial success and progress up to a maximum of 82.5% of his base salary; three guaranteed minimum non-compete/retention payments of $85,000 on September 12, 2005, $85,000 on November 24, 2005 and $40,000 following the close of final accounting records for 2006; stock options to purchase 20,000 shares for each of fiscal years 2005, 2006 and 2007; a monthly automobile allowance and a club membership. The agreement also provides that if a Qualifying Termination (as defined in the agreement) occurs, Mr. Schneiderman will be entitled to receive severance payments equal to 12 months of his then annual base salary, an additional cash payment of $50,000, payment of insurance premiums for a period of 12 months, and immediate vesting of all options.
     On December 12, 2005, the Compensation and Human Resources Committee of the Board approved (with the consent of the affected executives) the 10% base salary reduction requested by the Board, for each of the above executives, effective December 19, 2005. On June 1, 2006, the Compensation and Human Resources Committee of the Board approved reinstatement of full salary effective July 1, 2006.
     Agreements With Former Executive Officers
     On September 16, 2005, the Company entered into an employment agreement with Peter S. Case, which terminated in connection with his resignation effective on February 1, 2006. The agreement provided for a base salary of $225,000 and bonuses to be determined by the Board on the basis of merit and the Company’s financial success and progress up to a maximum of 50% of the base salary, and a monthly automobile allowance. Mr. Case was also awarded options to purchase 20,000 shares of the Company’s stock with vesting on the first anniversary of the date of grant. No bonus was awarded to Mr. Case under the fiscal 2005 bonus plan. The agreement also provided that if a Qualifying Termination (as defined in the agreement) had occurred within two years of the effective date of the agreement, Mr. Case would have been entitled to severance payments equal to his then annual base salary, immediate vesting of the options awarded under the agreement, and continued insurance benefits for up to one year.
     On November 1, 2004, the Company entered into an executive employment agreement with Per Gasseholm. The agreement with Mr. Gasseholm provided for a base annual salary of not less than $250,000 and bonuses to be determined by the Board on the basis of merit and the Company’s financial success and progress. Under the agreement, Mr. Gasseholm was awarded options to purchase 30,000 shares, which were to vest over three years. The Company also maintained a $1,000,000 life insurance policy for Mr. Gasseholm. The agreement with Mr. Gasseholm provided for severance payments equal to six months of his then annual base salary upon termination of employment by the Company without cause, payable over six months. Mr. Gasseholm separated from the Company in September 2005. As of October 31, 2005, the Company recorded a severance liability of approximately $200,000 to cover future payments to which Mr. Gasseholm is entitled to under the agreement.
     On December 15, 2000, the Company entered into an executive employment agreement with Terence Tsang, which terminated in connection with his resignation effective on July 29, 2005. The executive employment agreement provided for at-will employment with an annual base salary of no less than $230,000 and bonuses to be determined by the Board on the basis of merit and the Company’s financial success and progress. The agreement with Mr. Tsang also provided for severance payments equal to nine months of his then current salary upon termination of employment under specific circumstances. The Company also maintained a $1,000,000 life insurance policy for Mr. Tsang.
     Change in Control Agreements
     Additionally, the Company has entered into change in control agreements with the following executives: Randall L. Herrel, Sr., Winston E. Hickman, Peter S. Case, Peter E. Holmberg, Gary I. “Sims” Schneiderman, and Terence W. Tsang. The change in control agreements with Messrs. Case and Tsang terminated due to their resignations from the Company. Upon a qualifying termination in connection with a change in control, as defined in each agreement, the executive would be entitled to severance payments (generally equal to the executive’s highest base salary with the Company in the prior three years, except that Mr. Herrel, and Mr. Tsang if his agreement were still in effect, would receive an amount equal to twice the sum of his highest base salary for the prior three years and his average bonus for the prior two years, and Mr. Hickman would receive an amount equal to one and a half times his highest base salary for the prior three years), grossed up for applicable excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. In addition, Mr. Herrel’s and Mr. Hickman’s change in control agreements (and Mr. Tsang’s agreement if it were still in effect) provides for the immediate vesting of all unexercised stock options and the continuation of insurance benefits for up to two years (except for Mr. Hickman who is only entitled to the continuation of insurance benefits for up to 18 months). Effective as of February 28, 2006, the employment and change in control agreements for each of the then-current executive officers were amended to comply with Section 409A of the Internal Revenue Code, as amended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of May 31, 2006 (unless otherwise noted) by: (i) each person known by the Company to own beneficially more than 5% of the Company’s outstanding shares of common stock; (ii) Seidensticker (Overseas) Limited; (iii) each of the Company’s directors and director nominees; (iv) the Company’s Named Executive Officers; and (v) all directors and executive officers of the Company as a group. Unless otherwise noted, each person listed below has sole voting power and sole investment power with respect to shares shown as owned by him, her or it. Information as to beneficial ownership is based upon statements furnished to the Company or reports filed with the Securities and Exchange Commission by such persons.

					Percent
	Shares		Options (2)	Total	Owned (3)
Name and Address (1)	(#)		(#)	(#)	(%)
Detlef H. Adler(4)	—		3,333	3,333	—
Stephen G. Carpenter	17,500	(5)	67,500	85,000		*
Peter S. Case	9,868	(6)	— (7)	9,868		*
John M. Hanson, Jr.	87,200	(8)	62,500	149,700	1.0
Per B. Gasseholm(9)	—		—	—	—
James B. Hayes	5,000		33,333	38,333		*
Randall L. Herrel, Sr.	105,500		147,213	252,713	1.7
Winston E. Hickman	—		—	—	—
Peter E. Holmberg	15,000		35,755	50,755		*
James G. O’Connor	12,500	(10)	23,333	35,833		*
David M. Meyer	34,200	(11)	—	34,200		*
John W. Richardson	—		3,875	3,875		*
Gary I. Schneiderman	1,000		47,015	48,015		*
Terence W. Tsang (12)	24,000		0	24,000		*
Peter M. Weil	1,500		—	1,500		*
All executive officers and directors as a group (15 persons) (13)	313,268		423,857	737,125	4.9

Dimensional Fund Advisors Inc.	1,208,985	(14)	—	1,208,985	8.3
1299 Ocean Avenue
Santa Monica, CA 90401

Magnetar Capital Partners LLC	1,002,993	(15)	—	1,002,993	6.9
1603 Orrington Avenue
13th Floor
Evanston, IL 60210

Discovery Group I, LLC	1,002,700	(16)	—	1,002,700	6.9
233 South Wacker Drive
Suite 3620
Chicago, IL 60606

Disciplined Growth Investors, Inc.	957,475	(17)	—	957,475	6.6
100 South Fifth St.
Suite 2100
Minneapolis, MN 55402

					Percent
	Shares		Options (2)	Total	Owned (3)
Name and Address (1)	(#)		(#)	(#)	(%)
Knightspoint Partners II, L.P.	1,060,533	(18)	—	1,060,533	7.3
787 Seventh Avenue, 9th Floor,
New York, NY 10019

Seidensticker (Overseas) Limited	713,980	(19)	—	713,980	4.9
Room 728, Ocean Center
5 Canton Road
Tsimshatsui
Kowloon, Hong Kong

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each stockholder is the same as the address of the Company.

(2)	Represents shares of common stock that may be acquired pursuant to currently exercisable stock options or stock options exercisable within 60 days of May 31, 2006.

(3)	Applicable percentage of ownership is based upon 14,498,243 shares of common stock outstanding as of May 31, 2006, together with applicable stock options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after May 31, 2006 are deemed outstanding for computing the percentage of ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Mr. Adler was appointed to the Board effective January 1, 2006.

(5)	The shares are owned by the Stephen G./Jannell S. Carpenter Trust. Stephen G. Carpenter and Jannell S. Carpenter have shared voting and investment powers.

(6)	Mr. Case was appointed as Executive Vice President, Chief Financial Officer and Treasurer effective September 16, 2005. The shares are owned by the Peter S. Case Revocable Trust. Mr. Case has sole voting and investment powers. Mr. Case resigned effective February 1, 2006. Information regarding Mr. Case’s ownership of shares is as of February 1, 2006.

(7)	Mr. Case’s options expired on May 3, 2006, 90 days after his resignation.

(8)	67,500 of these shares are owned by 7296 LTD, a family partnership. Mr. John M. Hanson, Jr. is the General Partner of 7296 LTD and has sole voting and investment powers. Mr. Hanson has direct ownership of the remaining 19,700 shares with sole voting and investment powers.

(9)	Mr. Gasseholm resigned effective September 16, 2005.

(10)	The shares are owned by the James G. O’Connor Revocable Trust. Mr. O’Connor has sole voting and investment powers.

(11)	Includes the 200 shares of common stock beneficially owned by Knightspoint Partners II, L.P. The General Partner of Knightspoint Partners II, L.P. is Knightspoint Capital Management II LLC. The sole Member of Knightspoint Capital Management II LLC is Knightspoint Partners LLC. Mr. Meyer is a managing member of Knightspoint Partners LLC, and thus is deemed to beneficially own shares owned by Knightspoint Partners II, L.P.

(12)	Mr. Tsang resigned effective July 29, 2005.

(13)	The totals include shares beneficially owned by Messrs. Tsang and Case, who have resigned from the Company, as noted above. Absent shares owned by Messrs. Tsang and Case, the directors and officers of the Company beneficially own 279,400 shares of the Company’s common stock and 423,857 subject to options exercisable within 60 days of May 31, 2006.

(14)	This information is based upon a Schedule 13G/A filed by Dimensional Fund Advisors with the Securities and Exchange Commission on February 6, 2006. As of December 31, 2005, Dimensional Fund Advisors had sole voting and investment power of the 1,208,985 shares that it beneficially owns, and, as a company registered under the Investment Advisors Act of 1940, disclaims beneficial ownership of these shares.

(15)	This information is based upon a Schedule 13G filed by Magnetar Capital Partners LLC, Supernova Management LLC, and Alec N. Litowitz, as a group, with the Securities and Exchange Commission on February 14, 2006. As of December 31, 2005, Magnetar Capital Partners LLC, Supernova Management LLC and Alec N. Litowitz had the shared voting and investment power of the 1,002,993 shares reported as beneficially owned.

(16)	This information is based upon a Schedule 13G/A filed by Discovery Group I, LLC, Discovery Equity Partners, L.P., Daniel J. Donoghue and Michael R. Murphy, as a group, with the Securities and Exchange Commission on November 7, 2005. As of November 4, 2005, Discovery Group I, LLC, Daniel J. Donoghue and Michael R. Murphy had the shared voting and investment power of the 1,002,700 shares reported as beneficially owned. As of such date, Discovery Equity Partners, L.P. was the beneficial owner of 863,370 shares for which Discovery Group I, LLC, Daniel J. Donoghue and Michael R. Murphy had the shared voting and investment power.

(17)	This information is based upon a Schedule 13G/A filed by Disciplined Growth Investors, Inc. with the Securities and Exchange Commission on February 1, 2006. As of December 31, 2005, Disciplined Growth Investors, Inc. had the sole voting and investment power of the 957,475 shares reported as beneficially owned.

(18)	This information is based upon a Schedule 13D/A filed with the Securities and Exchange Commission on May 8, 2006. This Schedule 13D was filed jointly by Knightspoint Partners II, L.P., Knightspoint Capital Management II LLC, Knightspoint Partners, LLC, Michael Koeneke, David Meyer, Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, Admiral Advisors, LLC, Ramius Capital Group, LLC, C4S & Co., LLC, Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark, Thomas W. Strauss, Black Sheep Partners, LLC and Brian Black (collectively, the “Knightspoint Group”). In addition, although they do not affirm their membership in the group that is composed of, and affirmed by, the Knightspoint Group, each of Michael Glazer, H. Michael Hecht, Peter M. Weil and Andrea Weiss (collectively, the “Other Reporting Persons” and, together with the Knightspoint Group, the “Reporting Persons”) filed the Schedule 13D. Each Other Reporting Person disclaims beneficial ownership of Common Stock held by the Knightspoint Group and, similarly, the Knightspoint Group disclaims beneficial ownership of Common Stock held by the Other Reporting Persons. As of May 8, 2006, the Reporting Persons beneficially owned an aggregate of 1,070,033 shares of which, the Knightspoint Group owned an aggregate of 1,060,533 shares and the Other Reporting Persons owned an aggregate of 9,500 shares.

(19)	This information was provided by Seidensticker (Overseas) Limited on June 12, 2006.

Performance Graph
     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder returns on the Company’s common stock over a five-year period with the cumulative total return of the NASDAQ Stock Market (U.S. Companies) and the stocks of companies in the same Standard Industrial Classification as the Company (SIC 2300-2399). The graph assumes that $100.00 was invested on October 31, 2000 in the Company’s common stock and each index and that all dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are neither intended to forecast, nor necessarily indicative, of possible future performance of the Company’s common stock.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ASHWORTH, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND SIC CODE 2300 – 2399

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     The Company leases its Phenix City, Alabama distribution facility from 16 Downing, LLC, a related party owned by certain members of Gekko Brands, LLC’s management. Total payments under the operating lease for this facility made during the years ended October 31, 2005 and 2004 were $400,000 and $128,000, respectively. The lease agreement requires monthly payments of $33,000 through June 6, 2012.
     Seidensticker (Overseas) Limited, a supplier of inventoried products to the Company, beneficially owned 718,980 shares, or approximately 5%, of the Company’s outstanding common stock, as of June 12, 2006. The President and Chief Executive Officer of Seidensticker (Overseas) Limited, Detlef H. Adler, was elected to the Company’s Board effective January 1, 2006. During the years ended October 31, 2005, 2004 and 2003, we purchased approximately $5,800,000, $4,000,000 and $3,900,000 of products from Seidensticker. We believe that the terms upon which we purchased the inventoried products from Seidensticker are no less favorable than the terms of similar arrangements with unrelated third parties.
     Pursuant to the Agreement, the Company will reimburse to Knightspoint Partners II, L.P. its actual expenses incurred in connection with the proxy contest in the amount of approximately $180,000, as noted above. Mr. Meyer is a managing member of Knightspoint Partners LLC, an affiliate of Knightspoint Partners II, L.P.
INDEPENDENT AUDITOR
Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor
     Consistent with policies of the Securities and Exchange Commission regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon its familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.
Change in Independent Auditor
     Pursuant to its periodic review of its outside audit requirements, the Audit Committee of the Company’s Board requested proposals for its independent audit services and interviewed several accounting firms in connection with selecting the Company’s independent auditor for its 2005 fiscal year. As a result of this process, on March 16, 2005, the Audit Committee dismissed KPMG LLP (“KPMG”) as the Company’s independent auditor and approved the engagement of Moss Adams, effective March 17, 2005, to serve as the Company’s independent auditor for its fiscal year ended October 31, 2005. Pursuant to the Audit Committee’s Charter, which grants the Audit Committee the sole authority to terminate and to appoint the Company’s independent auditor, the dismissal of KPMG and the appointment of Moss Adams was approved solely by the Audit Committee.
     The reports issued by KPMG on the financial statements of the Company for the fiscal years ended October 31, 2004 and 2003 did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended October 31, 2004 and 2003, and the subsequent interim period through March 16, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports. In addition, during the fiscal years ended October 31, 2004 and 2003 and the subsequent interim period through March 16, 2005, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
     During the fiscal years ended October 31, 2004 and 2003, and the subsequent interim period through March 16, 2005, the Company did not consult with Moss Adams with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Independent Auditors’ Fees and Services
     Set forth below are the aggregate fees paid or accrued for professional services rendered to the Company by KPMG, its independent auditor for fiscal year 2004 and Moss Adams, the Company’s independent auditor for fiscal year 2005.

	Fiscal Years Ended October 31,
	2005	2004
Audit Fees – KPMG(1)	$287,700	$292,866
Audit Fees – Moss Adams(1)	455,616	0
Audit-related Fees – KPMG(2)	0	55,470
Audit-related Fees – Moss Adams(2)	12,000	0
Tax Fees(3)	0	95,903
All Other Fees – KPMG(4)	0	105,250

Total Fees	$755,316	$549,529

(1)	Audit fees represent fees billed for professional services rendered by the Company’s independent auditor for the audits of our annual financial statements and internal control over financial reporting, review of the interim financial statements included in our quarterly reports on Form 10-Q, and statutory audits and other SEC filings.

(2)	Audit-related fees consisted primarily of accounting consultation and employee benefit plan audits.

(3)	For fiscal year 2004, tax fees paid to KPMG primarily included tax compliance fees of $63,573 and tax consulting fees of $32,330. For fiscal year 2005, the Company retained an outside consultant to provide the tax compliance and tax consulting services.

(4)	Due diligence fees paid to KPMG LLP with respect to the acquisition of Gekko Brands, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder, and the requirements of NASDAQ, executive officers and directors of the Company and persons who beneficially own more than 10% of the common stock of the Company are required to file with the Securities and Exchange Commission and NASDAQ and furnish to the Company reports of ownership and change in ownership with respect to all equity securities of the Company.
     Based solely on its review of the copies of such reports received by the Company during or with respect to the fiscal year ended October 31, 2005 and/or written representations from such reporting persons, the Company believes that its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such individuals, except that Mr. Schneiderman inadvertently filed a late Form 4 to report one stock option grant on September 12, 2005. Mr. Schneiderman has now reported the transaction.
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
     Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2007 Annual Meeting proxy solicitation materials must set forth such proposal in writing and file it with the Company’s Secretary on or before February 26, 2007. The Board will review new proposals from eligible stockholders if they are received by February 26, 2007 and will determine whether such proposals will be included in the Company’s 2007 proxy solicitation materials. A stockholder is eligible to present proposals to the Board if he or she is the record or beneficial owner of at least one percent, or $2,000 in market value, of Company securities entitled to be voted at the 2007 Annual Meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held. Proposals must be submitted in accordance with the Company’s bylaws and comply with Securities and Exchange Commission regulations promulgated pursuant to Rule 14a-8 of the Exchange Act of 1934, as amended.
     If a stockholder desires to have a proposal presented at the Company’s 2007 Annual Meeting of Stockholders, including director nominations, and the proposal is not intended to be included in the Company’s related 2007 proxy solicitation materials, the stockholder must give advance notice to the Company in accordance with the Company’s bylaws.
     According to the bylaws of the Company, in order for a stockholder proposal to be properly brought before any meeting of stockholders, the stockholder must give notice of the proposal in writing to the Company’s Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days in advance of the meeting; provided further, that if less than 95 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of the meeting and the date on which such notice of the scheduled meeting was mailed. All stockholder proposals must include the information required by the Company’s bylaws. The address of the Company’s principal executive offices is as follows:

Secretary
Ashworth, Inc.
2765 Loker Avenue West
Carlsbad, California 92010
     Stockholders may contact the Company’s Secretary at the address set forth above for a copy of the bylaw provisions that set forth the requirements for making stockholder proposals and nominating director candidates.
ANNUAL REPORT
     The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2005, including audited financial statements, accompanies this proxy statement. Copies of the Company’s Annual Report on Forms 10-K and 10-K/A for the fiscal year ended October 31, 2005 (without exhibits) are available from the Company without charge upon written request of a stockholder. Copies of the Form 10-K and Form 10-K/A are also available online through the Securities and Exchange Commission at www.sec.gov as well as the Company’s website at www.ashworthinc.com under the heading “Investor Info.”
INCORPORATION BY REFERENCE
     In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, which information should be considered as part of the filing that you are reading. Our 2005 Annual Report on Form 10-K, as amended by the Form 10-K/A filed with the Securities and Exchange Commission on February 28, 2006, is incorporated herein by reference. Based upon Securities and Exchange Commission regulations, the reports of the Audit Committee and the Compensation and Human Resources Committee, beginning on pages 15 and 16, are not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission. This proxy statement is sent to you as part of the proxy materials for the 2006 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.
OTHER MATTERS
     At the time of the preparation of this proxy statement, the Board was not aware of any other matters that will be presented for action at the 2006 Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.
By the order of the Board of Directors
/s/ Halina Balys
Halina Balys
Secretary
Carlsbad, California
June 26, 2006

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ASHWORTH, INC. ATTN: CORPORATE SECRETARY 2765 LOKER AVENUE WEST CARLSBAD, CA 92010

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Ashworth, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ashworth, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ASHWR 1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASHWORTH, INC.

This proxy is being solicited on behalf of the Board of Directors of Ashworth, Inc.

Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

1.
Elect three Class I directors of the Company to serve for the ensuing three years, and elect four directors (two in each of Class II and Class III) appointed by the Company’s Board of Directors since the last Annual Meeting to serve until their respective classes’ terms expire.
	☐	☐	☐

The nominees are: 1) John M. Hanson, Jr., 2) James B. Hayes, and 3) Randall L. Herrel, Sr., as Class I directors; 4) Detlef H. Adler and 5) Peter M. Weil, as Class II directors; and 6) David M. Meyer and 7) John W. Richardson, as Class III directors.

		For	Against	Abstain
Vote on Proposal

2.	Vote to ratify the selection of Moss Adams LLP as our independent auditor for our fiscal year ending October 31, 2006.	☐	☐	☐
The Board of Directors of Ashworth, Inc. recommends voting FOR the above nominees and FOR the ratification of Moss Adams LLP as the Company’s independent auditor.
This proxy will be voted in the manner directed herein by the stockholder. If no direction is given, this proxy will be voted FOR all nominees and FOR ratification of the Company’s appointment of Moss Adams LLP as the Company’s independent auditor.
This proxy confers discretionary voting authority with respect to matters not known or determined at the time of this mailing.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ASHWORTH, INC.
The undersigned hereby appoints Winston E. Hickman and Gary I. “Sims” Schneiderman, and each of them individually, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Ashworth, Inc., held by the undersigned on June 9, 2006, at the Annual Meeting of stockholders to be held on Monday, July 17, 2006, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the matters listed on the reverse side.